UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 13, 2016 (October 6, 2016)

ICU MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19974	33-0022692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 366-2183

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
Purchase Agreement
On October 6, 2016, ICU Medical, Inc., a Delaware corporation (the “Company”), entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) by and between Pfizer Inc., a Delaware corporation (“Pfizer”), and the Company. Pursuant to the Purchase Agreement, following the satisfaction or waiver of certain conditions, the Company will purchase the Hospira Infusion Systems business, consisting of IV pumps, solutions, and disposables and certain other assets of Pfizer (the “Business”) for a purchase price of $600,960,000 in cash (the “Cash Consideration”) and 3,200,000 unregistered shares of common stock (the “Company Stock”) of the Company (the “Stock Consideration” and, together with the Cash Consideration, the “Consideration”) (the “Transaction”). The Consideration is subject to customary working capital and other adjustments. The Company expects to finance the Cash Consideration through a combination of debt financing and cash on hand.
The Transaction has been unanimously approved by the board of directors of the Company.
The Purchase Agreement contains customary representations and warranties made by the Company and Pfizer. The Company and Pfizer have also agreed to comply with covenants during the interim period between the date of the execution of the Purchase Agreement and the date of consummation of the Transaction (the “Closing”). In addition, the Purchase Agreement provides that the parties will indemnify each other for breaches of these representations, warranties and covenants, subject to certain limitations, and for certain other matters.
Under the Purchase Agreement, Pfizer will agree for a period of five-years after Closing to certain non-competition restrictions with respect to medical device and solutions products which are the same as the acquired products, subject to certain exceptions.
At the Closing, the Company, Pfizer and certain of their affiliates will enter into ancillary agreements providing for transitional services, manufacturing relationships and license and other arrangements.
Consummation of the Transaction is subject to customary conditions, including, among others, (i) the absence of any law or order or certain legal proceedings prohibiting the Transaction, (ii) the expiration or termination of applicable waiting periods and obtaining certain regulatory approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and antitrust laws of certain other jurisdictions, (iii) the accuracy of representations and warranties set forth in the Purchase Agreement and compliance with covenants set forth in the Purchase Agreement, (iv) the absence of any material adverse effect with respect to the Business, Pfizer or the Company and (v) the execution and delivery of certain related documents.
The Purchase Agreement contains certain customary termination rights, including, among others, the right of either the Company or Pfizer to terminate the Purchase Agreement if the Closing has not occurred on or prior to the six month anniversary of the Purchase Agreement (the “Outside Date”), subject to certain conditions, though the Outside Date may be extended to the nine-month anniversary of the Purchase Agreement in certain circumstances. In the event that the Purchase Agreement is terminated by Pfizer (x) upon a material and intentional breach by the Company of its antitrust or financing obligations which would result in the conditions of Pfizer to close the Transaction being incapable of fulfilment, that has not been cured by the earlier of 45 days after Pfizer’s written notice of termination and the Outside Date and/or is not capable of being cured by the Outside Date, Pfizer terminates within 60 days of its written notice of termination and Pfizer is then not in material breach of the Agreement or (y) when all of the mutual conditions and the conditions of the Company to close the Transaction (other than those waived by Pfizer or that are to be satisfied at the Closing) have been satisfied on the date on which the Closing should have occurred under the Purchase Agreement, the Company fails to close within 3 days of that date and Pfizer is ready, willing and able to close the Transaction at the time of termination (except to the extent the Company’s action or omissions caused Pfizer not to be ready, willing and able to close at the time of termination), then the Company will pay Pfizer $75,000,000 (together with interest thereon plus expenses incurred in connection with the enforcement of the Purchase Agreement).
The representations and warranties in the Purchase Agreement reflect negotiations between the parties and are not intended as statements of fact to be relied upon by the Company’s shareholders; in certain cases, these representations and warranties merely represent allocation decisions among the parties, have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreement, which disclosures are not reflected in the Purchase Agreement itself, may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. As such, the representations and warranties are solely for the benefit of the parties to the Purchase Agreement and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Purchase Agreement.
The foregoing description of the Transaction and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Commitment Letter
In connection with entering into the Purchase Agreement and the transactions contemplated thereby, the Company entered into a debt commitment letter (the “Debt Commitment Letter”) dated October 6, 2016, with Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Barclays Bank PLC (the “Committed Parties”), pursuant to which, among other things, the Committed Parties will provide the Company with senior secured credit facilities of up to $400 million consisting of a term loan facility of $300 million and a revolving credit facility of $100 million. Wells Fargo Securities, LLC and Barclays Bank PLC will act as the joint bookrunners and joint lead arrangers and Wells Fargo Bank, National Association will act as the sole administrative agent. The Company is obligated under the Purchase Agreement to use its reasonable best efforts to obtain the financing pursuant to the Debt Commitment Letter on or prior to Closing.
The foregoing description of the Debt Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Debt Commitment Letter, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Shareholders Agreement
The parties have agreed that upon the consummation of the Transaction and in connection with the Company’s issuance of the Stock Consideration to Pfizer, the Company and Pfizer will enter into a Shareholders Agreement (the “Shareholders Agreement”). The Shareholders Agreement will impose certain restrictions on Pfizer, including prohibiting certain transfers of the shares of Company Stock issued to Pfizer (i) until the earlier of the expiration of the term of services under a transitional services agreement to be entered into between the parties at Closing and 18 months or (ii) to certain competitors of the Company or certain other parties, as well as customary standstill limitations.
Under the Shareholders Agreement Pfizer will have the right to designate one individual for election to the Company’s board of directors so long as Pfizer beneficially owns at least 10% of the total outstanding shares of Company Stock. Under the Shareholders Agreement, so long as Pfizer beneficially owns at least 5% of the total outstanding shares of Company Stock, Pfizer will agree to vote its shares of Company Stock, subject to certain exceptions relating to significant corporate transactions, in accordance with the recommendation by the Company’s board of directors and in favor of persons nominated and recommended to serve as directors by the Company’s board of directors. Pfizer will be entitled to demand and piggy-back registration rights.
The foregoing description of the Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Shareholders Agreement, which is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.

Item 8.01.    Other Events.
On October 6, 2016, the Company and Pfizer issued the joint press release attached to this Current Report as Exhibit 99.1 hereto.
Cautionary Statements Regarding Forward-Looking Information.

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may often be identified by the use of words such as “will”, “may”, “could”, “should,” “would”, “project”, “believe”, “anticipate”, “expect”, “plan,” “estimate”, “forecast”, “potential”, “intend”, “continue”, “target”, “'build”, “expand” or the negative thereof and variations of these words or comparable terminology. Such forward-looking statements include, without limitation, statements regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, its full year 2016 guidance, the Transaction, the expected timetable for completing the Transaction, benefits and synergies of the Business or the Transaction, future opportunities for the Business and products and any other statements regarding the Company’s and the Business’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: decreased demand for the Company's products; decreased free cash flow; the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all; changes in product mix; increased competition from competitors; lack of continued growth or improving efficiencies; unexpected changes in the Company's arrangements with its largest customers; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Transaction; changes in relevant tax and other laws; the parties’ ability to consummate the Transaction; the conditions to the completion of the Transaction; the regulatory approvals required for the Transaction not being obtained on the terms expected or on the anticipated schedule; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with GAAP and related standards or on an adjusted basis; the integration of the Business by the Company being more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the Transaction; the retention of certain key employees of the Business being difficult; the Company’s and the Business’s expected or targeted future financial and operating performance and results; the Business’s capacity to bring new products to market, including but not limited to where it uses its business judgment and decides to manufacture, market, and/or sell products, directly or through third parties, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts (i.e., an “at-risk launch”); the scope, timing and outcome of any ongoing legal proceedings and the impact of any such proceedings on the Company’s and the Business’s consolidated financial condition, results of operations or cash flows; the Company’s and the Business’s ability to protect their intellectual property and preserve their intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third-party relationships; the impacts of competition; changes in economic and financial conditions of the Company’s business or the Business; uncertainties and matters beyond the control of management; and the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in connection with the Transaction within the expected time-frames or at all and to successfully integrate the Business. For more detailed information on the risks and uncertainties associated with the Company’s business activities, see the risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission (the “SEC”). You can access the Company’s Form 10-K through the SEC website at www.sec.gov, and the Company strongly encourages you to do so. The Company undertakes no obligation to update any statements herein for revisions or changes after the date of this communication.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
2.1	Stock and Asset Purchase Agreement, dated as of October 6, 2016, by and between Pfizer Inc., a Delaware corporation, and ICU Medical, Inc., a Delaware corporation.
10.1	Debt Commitment Letter, dated as of October 6, 2016, by and among Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, Barclays Bank PLC and ICU Medical, Inc., a Delaware corporation.
10.2	Form of Shareholders Agreement, by and between Pfizer Inc., a Delaware corporation, and ICU Medical, Inc., a Delaware corporation.
99.1	Press release, dated as of October 6, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2016

    ICU MEDICAL, INC.

    /s/ SCOTT E. LAMB
    Scott E. Lamb
    Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock and Asset Purchase Agreement, dated as of October 6, 2016, by and between Pfizer Inc., a Delaware corporation, and ICU Medical, Inc., a Delaware corporation.
10.1	Debt Commitment Letter, dated October 6, 2016, by and among Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, Barclays Bank PLC and ICU Medical, Inc., a Delaware corporation.
10.2	Form of Shareholders Agreement, by and between Pfizer Inc., a Delaware corporation, and ICU Medical, Inc., a Delaware corporation.
99.1	Press release, dated as of October 6, 2016.